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                                  EXHIBIT 21

                                 SUBSIDIARIES


   The companies listed below are the primary subsidiaries of the Corporation. The financial data for these subsidiaries, as well as for other subsidiaries which are not considered to be significant and are therefore excluded from this exhibit, comprised the Corporation's consolidated financial statements.


                                                     Organized Under
      Name of Company                                    Laws of
      -------------                                  ---------------
      DOMESTIC:

      United States Gypsum Company(a). . . . . . .     Delaware
      USG Interiors, Inc.(a) . . . . . . . . . . .     Delaware
      L&W Supply Corporation (a)(b). . . . . . . .     Delaware
      USG International, Ltd.. . . . . . . . . . .     Delaware
      USG Foreign Investments, Ltd.. . . . . . . .     Delaware
      USG Interiors International, Inc.. . . . . .     Ohio
      La Mirada Products Co., Inc. . . . . . . . .     Ohio
      USG Foreign Sales Corporation. . . . . . . .     Virgin Islands
      Gypsum Engineering Company . . . . . . . . .     Delaware


      INTERNATIONAL:

      CGC Inc.(a). . . . . . . . . . . . . . . . .     Canada
      USG Canadian Mining Ltd. . . . . . . . . . .     Ontario
      Gypsum Transportation Limited. . . . . . . .     Bermuda
      Yeso Panamericano, S.A. de C.V.. . . . . . .     Mexico
      CIKSA, S.A. de C.V.. . . . . . . . . . . . .     Mexico
      USG Interiors (Donn) S.A.. . . . . . . . . .     Belgium
      Donn Products GmbH . . . . . . . . . . . . .     Germany
      Donn Products (U.K.), Ltd. . . . . . . . . .     United Kingdom
      Donn Products France S.A.. . . . . . . . . .     France
      USG Netherlands B.V. . . . . . . . . . . . .     Netherlands
      USG Interiors (Europe) S.A.. . . . . . . . .     Belgium
      USG Interiors Coordination Centre S.A. . . .     Belgium
      USG Interiors Pacific Ltd. . . . . . . . . .     New Zealand
      USG Interiors Australia Pty. Ltd.. . . . . .     Australia
      USG Interiors (Far East) SDN BHD . . . . . .     Malaysia
      Alabaster Engineering (Nederland) B.V. . . .     Netherlands
      Red Top Technology (Nederland) B.V.. . . . .     Netherlands


      (A) ACCOUNTS FOR MATERIAL REVENUES

      (B) AS OF DECEMBER 31, 1993, L&W SUPPLY CONDUCTED ITS BUSINESS OUT OF 131 LOCATIONS IN 34 STATES USING VARIOUS NAMES REGISTERED UNDER APPLICABLE ASSUMED BUSINESS NAME STATUTES.